UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEGG MASON TAX-FREE INCOME FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) filing Proxy Statement, if other than Registrant)

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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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TRUST FOR ADVISED PORTFOLIOS

SEPTEMBER 22, 2014

SUPPLEMENT TO THE COMBINED PROXY STATEMENT AND PROSPECTUS

DATED AUGUST 15, 2014

FOR THE REORGANIZATIONS OF

LEGG MASON INVESTMENT COUNSEL FINANCIAL SERVICES FUND AND

LEGG MASON INVESTMENT COUNSEL SOCIAL AWARENESS FUND

(EACH A SERIES OF LEGG MASON PARTNERS EQUITY TRUST)

INTO

1919 FINANCIAL SERVICES FUND AND

1919 SOCIALLY RESPONSIVE BALANCED FUND, RESPECTIVELY

(EACH A SERIES OF TRUST FOR ADVISED PORTFOLIOS)

AND

LEGG MASON INVESTMENT COUNSEL MARYLAND TAX-FREE INCOME TRUST

(A SERIES OF LEGG MASON TAX-FREE INCOME FUND)

INTO

1919 MARYLAND TAX-FREE INCOME FUND

(A SERIES OF TRUST FOR ADVISED PORTFOLIOS)

The Special Meeting of Shareholders of Legg Mason Investment Counsel Financial Services Fund, Legg Mason Investment Counsel Social Awareness Fund and Legg Mason Investment Counsel Maryland Tax-Free Income Trust originally scheduled for September 24, 2014 has been postponed to October 15, 2014 at 10:00 a.m. Eastern time at the offices of Legg Mason Partners Fund Advisor, LLC, 620 Eighth Avenue, New York, New York.

The following language is added to the Combined Proxy Statement and Prospectus:

In order to facilitate a prompt and orderly closing of the Reorganizations, certain entities that currently provide services to your respective Target Fund may continue to provide part or all of those services to the corresponding Acquiring Fund directly, or indirectly through the corresponding Acquiring Fund’s service providers, for a period of time after the closing. The parties currently anticipate that any interim arrangements (including, where applicable, the Acquiring Fund’s existing service arrangements) will provide for services that are substantially similar to those described in the Proxy Statement and terminate on or about December 12, 2014, or such other date as the parties may agree. These services may include those currently provided by BNY Mellon, your Target Fund’s current transfer agent; State Street Bank & Trust Co., your Target Fund’s current custodian and accounting agent; and Legg Mason Investor Services, LLC, your Target Fund’s current principal underwriter. The expense caps described in the Proxy Statement would take effect on closing of each Reorganization.

*  *  *

Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the costs of additional solicitation.

If you have already submitted voting instructions by utilizing one of these methods, then you do not need to take any action. Shareholders who authorize proxies may revoke them at any time before they are voted, either by writing to the applicable Trust, by attending the Special Meeting in person, by authorizing a proxy at a later date through the toll-free number or through the Internet address listed in the enclosed voting instructions, or by submitting a later dated proxy card.

If you have any questions regarding the proposals or how to vote, or require duplicate proxy materials, please contact Computershare Fund Services at 1-888-985-2050. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.

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